Exhibit 1.01

WABTEC’S 2024 CONFLICT MINERALS REPORT

Introduction

Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation (“Wabtec” or the “Company”), prepared this Conflict Minerals Report (“Report”) for the year ending December 31, 2024, as provided for in Rule 13p-1 of the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). Wabtec provides its products and services through two principal business segments: the Freight Segment and the Transit Segment. Freight accounts for approximately 72% of Wabtec’s portfolio, and our freight solutions help customers deliver goods and services with greater speed and savings. Freight rail is part of an integrated, efficient, and cost-effective network that fuels the global economy. Transit makes up the remaining 28% of Wabtec’s portfolio. We provide products and services to virtually every major rail transit system around the world, supplying an integrated series of brakes, doors, and components for commuter and metro cars, as well as buses, that deliver safety, efficiency, and passenger comfort. Our product range includes pneumatic, electronic, and hydraulic brake equipment, along with HVAC and sanitation systems. Each product draws on our deep experience tailoring components to meet the specific needs of our customers and is manufactured using the latest technologies.

Wabtec Corporation’s Conflict Minerals Report for the Financial Year Ended December 31, 2024

Wabtec manufactures a wide range of products that contain tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), but Wabtec does not purchase ore or unrefined 3TG from mines and is generally many steps removed in the supply chain from the mining of these minerals. We purchase materials from a wide network of suppliers and rely on those suppliers to assist with our reasonable country of origin inquiry (“RCOI”) regarding the 3TG that are necessary to the functionality or production of products we manufacture. After performing our RCOI and due diligence for 2024, we are unable to definitively determine whether a portion of the 3TG contained in our products originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) or the 3TG may not be solely from recycled or scrap sources. Therefore, we are submitting this Report describing the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures.

Due Diligence

Design of Wabtec’s due diligence measures

Wabtec has adopted Responsible Minerals Guidelines (the “Guidelines”) that lay out the design of our 3TG due diligence process. The Guidelines describe procedures that Wabtec Global Operations and its business units use to perform due diligence on the source and origin of 3TG contained in products we manufacture. Wabtec designed its due diligence measures to be in conformity, in material respects, with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”).

Description of Wabtec’s due diligence measures for 2024

Wabtec’s 2024 due diligence measures are designed to materially conform with the Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain as outlined in the OECD Guidance. The Five-Step Framework and our due diligence measures as are follows.

Step 1: Establish strong company management systems

A.	Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas

Wabtec’s Responsible Minerals Policy, which is available on Wabtec’s website, outlines our commitment to responsible supply chains and to the avoidance of conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries. Moreover, the Guidelines contain the operative provisions of the Policy, as well as the process for ensuring that risks are adequately managed. Additional Wabtec policies relating to the due diligence measures contained in the OECD Guidance are incorporated into Wabtec’s Supplier Code of Conduct, which is available on Wabtec’s website (for more information, see “Where You Can Find Additional Information” below).

B.	Structure internal management systems to support supply chain due diligence

Internal management system. Wabtec’s internal management system for its supply chain due diligence is coordinated by Wabtec Global Operations, with support from the individual Wabtec business units.

Wabtec’s Global Operations. Wabtec’s Sourcing Compliance organization, with cross-functional support from Legal and Sourcing Commodity leaders, has oversight responsibility for Wabtec’s Responsible Minerals Policy, including the establishment of processes and procedures to carry out this policy. The Sourcing Compliance organization also leads Wabtec’s supply chain due diligence efforts and risk management review, with support from the Sourcing Commodity leaders and Wabtec business units. Corporate Sourcing Compliance is responsible for collecting the necessary data from Wabtec subsidiaries, including information on their suppliers and purchase history, for integration into centralized corporate data management systems. During the calendar years 2022 through 2024, Wabtec has worked to gain visibility into the enterprise resource planning (ERP) systems of more of its business units by introducing and leveraging a new centralized tool.

Wabtec’s business units. Each Wabtec business unit must cooperate with Sourcing Compliance in providing the necessary data to support Wabtec’s supply chain due diligence efforts. This includes providing Sourcing Compliance with suppliers’ contact and other information via Wabtec’s new centralized tool to enable Wabtec to implement its Responsible Minerals Policy.

Internal reporting. For 2024, Wabtec used the following 3TG due diligence reporting mechanisms:

i.
Reporting to Chief Procurement Officer (CPO). The CPO reviewed Wabtec’s Conflict Minerals program and risk assessment with relevant stakeholders from Sourcing Compliance and Legal to determine the appropriate steps to mitigate supply chain risks.

ii.
Coordination with Wabtec business units and Sourcing Leaders. Sourcing Compliance provides a summary of the 3TG due diligence results and efforts to improve supply chain transparency to the Wabtec Sourcing Leaders for each business unit. Where there is reason to believe that a supplier is not honoring its contractual obligations under the Guidelines, Wabtec Sourcing Leaders work with the supplier to address such concerns. If concerns persist, the Wabtec business unit may take further action, including terminating the supplier.

C.	Establish a system of controls and transparency over the 3TG supply chain

Identifying suppliers. Sourcing Compliance identifies and categorizes suppliers as follows: (1) Relevant Suppliers, defined as suppliers that provide inputs to Wabtec products that are known or are likely to contain 3TG through a process that is based on an examination of internal records, such as bills of material or other product specifications, a qualitative review of sourcing records, or information provided by the supplier; and (2) Significant Suppliers, defined as those Relevant Suppliers that are most significant to Wabtec’s 3TG program, using criteria such as the amount of sourcing spend with the supplier and high-risk commodity groups.

Identifying smelters and refiners in the supply chain. Wabtec Global Operations used its reasonable best efforts to identify smelters and refiners of 3TG by surveying Significant Suppliers using the Conflict Minerals Reporting Template (“CMRT”) and other survey tools developed by the Responsible Minerals Initiative (“RMI”). The survey tools are designed to collect, manage, and archive (for at least five years) supplier information relevant for 3TG due diligence including, among other things, the identity of smelters and refiners of 3TG in the supplier’s supply chain, as well as information related to their 3TG compliance efforts. We apply criteria based on the CMRT to assess the acceptability of survey responses and follow up with Significant Suppliers whose survey responses are identified as potentially incomplete or inaccurate to seek more complete information.

Conducting an RCOI. For upstream due diligence to identify countries of origin and other relevant information about the conflict status of metals produced by the smelters and refiners identified as potentially in Wabtec’s supply chain, Wabtec relies on the information made available through the Responsible Minerals Assurance Process (“RMAP”) administered by RMI.

Wabtec relied on this information to identify the following: (1) the status of smelters and refiners potentially in Wabtec’s supply chain; and (2) the countries of origin of ores that are potentially in the supply chains of these smelters and refiners. Where the data showed that ores utilized by one or more of these smelters or refiners originated in one or more of the Covered Countries, Wabtec concluded that there is reason to believe that 3TG from the Covered Countries may be present in the products of the business for which such smelters or refiners were reported as potentially in the supply chain. Due to business confidentiality and other competitive concerns, as recognized by the OECD Guidance, the RMI does not publish detailed information on the specific mine and location of origin of the ores that supply the smelters and refiners subject to verification reviews. Consequently, no such information is provided in this Report. RMI’s efforts to determine such information is described on the RMI website (see “Where You Can Find Additional Information” below).

D.	Strengthen company engagement with suppliers

Regular communications. Wabtec communicates its expectations on responsible supply chains of 3TG by transmitting surveys and other communications from the Sourcing Leaders of the Wabtec business units with Significant Suppliers and other Relevant Suppliers.

Contractual obligations. Each Wabtec business unit utilizes standard terms and conditions that incorporate by reference Wabtec’s Supplier Code of Conduct, which can be found on Wabtec’s website (see “Where You Can Find Additional Information” below). Suppliers are contractually obligated to (1) adopt policies and establish systems to procure 3TG from sources that have been verified as conflict free; (2) provide supporting data on their 3TG supply chains to Wabtec when requested; and (3) provide Wabtec with audit rights and the right to terminate the contract in the event of material non-compliance.

E.	Establish a company-level grievance mechanism

Open reporting system. Wabtec and its business units have an open reporting system – Speak Up Wabtec! – to allow employees and third parties to report concerns about policy violations, including concerns related to our 3TG policies. Concerns can be reported anonymously or for attribution through several channels, including any cognizant Wabtec Manager, any Compliance Resource (e.g. Wabtec legal counsel or auditor), by using the Speak Up Wabtec! e-tool at speakupwabtec.com, by calling the Wabtec Speak Up Wabtec! Hotline in the US at (888) 273-6085 or using the e-tool to find country-specific telephone numbers, or by emailing speakupwabtec@wabtec.com.

No retaliation. Wabtec does not tolerate any form of retaliation against anyone for reporting a concern or actual or potential violation of the law or company policy.

Step 2: Identify and assess supply chain risks

A.	Use best efforts to identify the smelters and refiners in the supply chain

During 2024, using the processes described in Step 1.C above, Wabtec identified 4,642 Relevant Suppliers (up from 4,338 in 2023), including 473 Significant Suppliers (down from 639 in 2023). These year-over-year changes are primarily the result of the continued implementation of Wabtec’s electronic vendor management system for procurement that allows for greater transparency and understanding of all suppliers across the company’s supply chain, including high-risk commodity groups. Wabtec continues to include castings suppliers to the scope of 3TG Due Diligence in 2024. Our Significant Suppliers, mostly reporting at a company level, identified 380 smelters and refiners of 3TG that were potentially in their supply chains (as compared to 421 in 2023). See Table A below for a list of these smelters and refiners and a summary of their validation status under the RMAP.

B.	Identify the scope of the risk assessment of the 3TG supply chain

Engaging with suppliers. Wabtec’s 3TG survey asks suppliers to identify smelters or refiners of 3TG in their supply chains. For Significant Suppliers that are identified as either not having a responsible 3TG sourcing policy or not implementing due diligence measures for conflict-free sourcing, we encourage those suppliers to implement such measures. We aim to engage all Significant Suppliers to encourage the smelters and refiners in their supply chains to achieve validation as Conformant (as defined below) by RMAP or a similar program.

Wabtec strives to continuously improve its due diligence efforts to mitigate 3TG supply chain risk by encouraging suppliers to source from Conformant smelters and refiners. In 2024, 62% of the smelters and refiners identified by our Significant Suppliers have been verified as Conformant (as compared to 57% in 2023).

C.	Assess whether the suppliers have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas

Wabtec conducts due diligence to determine the degree of its suppliers’ compliance with the contractual obligations laid out in the Guidelines. These measures may include reviewing supplier responses for completeness, accuracy, and credibility, as well as confirming smelter status by checking against the Smelter Look-up tab list of the RMI’s CMRT and the RMI’s Conformant Smelter list. When Significant Suppliers identify smelters and refiners not listed as Conformant by RMI or a similar program, we attempt to contact the smelter or refiner to validate their responsible 3TG sourcing process.

D.	Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)

In accordance with OECD Guidance, including its audit recommendations for downstream companies, Wabtec implements upstream audits by participating in and cooperating with industry organizations. Wabtec is a member of RMI (member code: WABT) and relied on the RMAP to conduct a risk assessment at the upstream level. For each smelter identified within its supply chain, Wabtec assessed the information available from the RMAP to determine whether there were any “red flags” (as defined in OECD Guidance) and, if needed, develop a corrective action plan. We encourage the removal of any high-risk smelters from our supply chain.

Step 3: Design and implement a strategy to respond to identified risks

A.	Report findings to designated senior management

See Step 1.B above for a description of Wabtec’s 3TG due diligence internal reporting processes.

B.	Devise and adopt a risk management plan

Wabtec annually compiles a report of 3TG risks identified in its supply chain for review by Wabtec’s Chief Procurement Officer to determine the appropriate steps to take in mitigating any identified supply chain risks. In 2024, Wabtec continued to focus on reducing risk by: (1) engaging Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as Conformant by the RMAP; (2) encouraging Significant Suppliers who identified high-risk smelters and refiners to remove them from their supply chains, and (3) engaging with non-Conformant smelters and refiners directly to encourage them to participate in the RMAP audit process to become Conformant. A high-risk smelter or refiner is one for which there are credible reports that such smelter or refiner sources materials in a manner that directly or indirectly finances armed conflict.

For Significant Suppliers who identified high-risk smelters and refiners in their supply chains, Wabtec Global Operations sent such suppliers a letter requesting that: (1) the suppliers confirm whether these smelters or refiners are in fact in their supply chain, and if so, whether such materials are used in Wabtec products; (2) that the suppliers encourage these smelters or refiners to participate in the RMAP; and (3) that if a smelter or refiner refuses to participate in the RMAP, such suppliers should develop a plan to remove the smelter or refiner from their supply chain.

Step 4: Carry out independent third-party audit of smelters’/refiners’ due diligence practices

See Step 2.D above for a discussion of how Wabtec implemented upstream audits by participating in and cooperating with industry organizations like RMI.

Step 5: Report annually on supply chain due diligence

We file this Report annually with the SEC, and a copy is publicly available on our website at: https://ir.wabteccorp.com/static files/8fd94988-3d8d-4111-a410-65af65580331.

Due diligence results

Wabtec relies on its suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us. These suppliers are similarly reliant upon information provided by their suppliers. In 2024, Wabtec identified 4,642 Relevant Suppliers, including 473 Significant Suppliers. Our Significant Suppliers identified 380 smelters and refiners of 3TG that were potentially in their supply chains. Of these 380 unique facilities identified, 62% were validated as “conformant” under the RMAP as of April 24, 2025. “Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP. See Table A below for a list of these smelters and refiners and a summary of their validation status under the RMAP. Based on the information obtained as a result of our RCOI, we reasonably determined that the minerals processed by the smelters and refiners listed may be from the countries listed in Table B.

Since many of the CMRTs we received from suppliers were made on a company-level basis, rather than on a product-level basis, we were not able to identify which smelters or refiners listed in Table A actually processed the 3TG contained in the parts and components supplied to Wabtec, rather than to other customers of our suppliers. Wabtec does not purchase raw ore or unrefined tin, tantalum, tungsten or gold.  Wabtec is many steps removed from the mining of the conflict minerals. For this reason, we have been unable to establish chain of custody or identify with confidence the specific facilities used to process the 3TG in our products and/or the country of origin, the mine, or the location of origin of the 3TG in our products. Therefore, the list of processing smelters and refiners disclosed in Table A may identify more facilities than those that actually processed the minerals contained in our products. For example, while several smelters or refiners in Table A are identified as from the Russian Federation, Wabtec does not source directly from Russia. Wabtec maintains a robust, risk-based economic sanctions compliance program that prohibits transactions and direct sourcing from smelters or refiners subject to any economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including, but not limited to, smelters and refiners that may be involved with Russian extraction and smelting suppliers. Similarly, the list of countries in Table B may identify more countries of origin than were actually the source of the 3TG in our products.

Continuous improvement

Wabtec is committed to improving its supply chain due diligence in 2025 and further mitigating the risk that 3TG contained in its products supports armed conflict in Covered Countries by focusing on: (1) the identification of, and communication with, smelters and refiners in Wabtec’s supply chain, both directly and indirectly through Wabtec’s Significant Suppliers, in order to increase the number of smelters and refiners that participate in the RMAP and become Conformant; and (2) implementing a new vendor management system that allows for coordination with any new supplier to ensure that they understand Wabtec’s Responsible Minerals Policy and compliance requirements, the requirements of the Conflict Minerals Rule, and the OECD Guidance, while also collecting CMRTs from suppliers before they are initiated into the supply chain. This will help Wabtec more proactively identify, assess, and respond to supply chain risks.

Table A
(as of April 24, 2025)

Summary of Smelters and Refiners
# of Smelters and Refiners Reported in Our Supply Chain

Metal Type	Conformant 2023	Conformant 2024	Active 2023	Active 2024	On Smelter Lookup 2023	On Smelter Lookup 2024	Total 2023	Total 2024
Tin	71	56	2	2	51	22	124	80
Tungsten	35	39	0	1	21	21	56	61
Tantalum	43	48	0	0	4	7	47	55
Gold	90	95	2	2	102	87	194	184
Total	239	238	4	5	178	137	421	380

We note the following in connection with the information contained in the foregoing table:

(1)
While the smelters and refiners reflected in the table were identified by our Significant Suppliers as potentially being part of our 2024 supply chain, not all of the smelters and refiners may have processed the necessary 3TG contained in the in-scope products that we manufactured.  Many Significant Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Significant Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain.  Some Significant Suppliers may be unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in the products that we manufactured, and not all of the Significant Suppliers responded to our inquiries.

(2)
“Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP. The information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.

(3)
“Active” means that a smelter or refiner is a participant in the RMAP committed to undergoing an assessment and has scheduled an assessment date, or is participating in one of the cross-recognized certification programs.

(4)	A smelter or refiner is listed as "On Smelter Look-up Tab Only" if it was not Conformant or Active, but appears on the Smelter Look-Up Tab of the CMRT.
(5)	The information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.

Status of Identified Smelters and Refiners for 2024

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Bangalore Refinery	India	Active
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Active
Gold	Abington Reldan Metals, LLC	United States	Conformant
Gold	Advanced Chemical Company	United States	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Agosi AG	Germany	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	ASAHI METALFINE, Inc.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden Ronnskar	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Coimpa Industrial LTDA	Brazil	Conformant
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Republic of Korea	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan	Conformant
Gold	GG Refinery Ltd.	Tanzania	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa	Conformant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	Conformant
Gold	Impala Platinum - Rustenburg Smelter	South Africa	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Republic of Korea	Conformant
Gold	LS MnM Inc.	Republic of Korea	Conformant
Gold	LT Metal Ltd.	Republic of Korea	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MKS PAMP SA	Switzerland	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Republic of Korea	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Smelter not listed	Brazil	Conformant
Gold	Smelter not listed	Finland	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	WEEEREFINING	France	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China	Conformant
Gold	8853 S.p.A.	Italy	On Smelter Lookup

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	ABC Refinery Pty Ltd.	Australia	On Smelter Lookup
Gold	African Gold Refinery	Uganda	On Smelter Lookup
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	On Smelter Lookup
Gold	Albino Mountinho Lda.	Portugal	On Smelter Lookup
Gold	Alexy Metals	United States	On Smelter Lookup
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Smelter Lookup
Gold	Attero Recycling Pvt Ltd	India	On Smelter Lookup
Gold	AU Traders and Refiners	South Africa	On Smelter Lookup
Gold	Augmont Enterprises Private Limited	India	On Smelter Lookup
Gold	Caridad	Mexico	On Smelter Lookup
Gold	Cendres + Metaux S.A.	Switzerland	On Smelter Lookup
Gold	CGR Metalloys Pvt Ltd.	India	On Smelter Lookup
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Lookup
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	On Smelter Lookup
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	On Smelter Lookup
Gold	Dongwu Gold Group	China	On Smelter Lookup
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	On Smelter Lookup
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	On Smelter Lookup
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	On Smelter Lookup
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	On Smelter Lookup
Gold	Emirates Gold DMCC	United Arab Emirates	On Smelter Lookup
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	On Smelter Lookup
Gold	Fujairah Gold FZC	United Arab Emirates	On Smelter Lookup
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	On Smelter Lookup
Gold	Gold Coast Refinery	Ghana	On Smelter Lookup

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Lookup
Gold	Guangdong Jinding Gold Limited	China	On Smelter Lookup
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Smelter Lookup
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Smelter Lookup
Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Smelter Lookup
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	On Smelter Lookup
Gold	HwaSeong CJ CO., LTD.	Republic of Korea	On Smelter Lookup
Gold	Industrial Refining Company	Belgium	On Smelter Lookup
Gold	International Precious Metal Refiners	United Arab Emirates	On Smelter Lookup
Gold	JALAN & Company	India	On Smelter Lookup
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	On Smelter Lookup
Gold	JSC Novosibirsk Refinery	Russian Federation	On Smelter Lookup
Gold	JSC Uralelectromed	Russian Federation	On Smelter Lookup
Gold	K.A. Rasmussen	Norway	On Smelter Lookup
Gold	Kaloti Precious Metals	United Arab Emirates	On Smelter Lookup
Gold	Kazakhmys Smelting LLC	Kazakhstan	On Smelter Lookup
Gold	KP Sanghvi International Pvt Ltd	India	On Smelter Lookup
Gold	Kundan Care Products Ltd.	India	On Smelter Lookup
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	On Smelter Lookup
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Smelter Lookup
Gold	L'azurde Company For Jewelry	Saudi Arabia	On Smelter Lookup
Gold	Lingbao Gold Co., Ltd.	China	On Smelter Lookup

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Smelter Lookup
Gold	L'Orfebre S.A.	Andorra	On Smelter Lookup
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Smelter Lookup
Gold	Marsam Metals	Brazil	On Smelter Lookup
Gold	MD Overseas	India	On Smelter Lookup
Gold	Metallix Refining Inc.	United States	On Smelter Lookup
Gold	Modeltech Sdn Bhd	Malaysia	On Smelter Lookup
Gold	Morris and Watson	New Zealand	On Smelter Lookup
Gold	Moscow Special Alloys Processing Plant	Russian Federation	On Smelter Lookup
Gold	NOBLE METAL SERVICES	United States	On Smelter Lookup
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	On Smelter Lookup
Gold	Pease & Curren	United States	On Smelter Lookup
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Smelter Lookup
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	On Smelter Lookup
Gold	QG Refining, LLC	United States	On Smelter Lookup
Gold	Refinery of Seemine Gold Co., Ltd.	China	On Smelter Lookup
Gold	SAAMP	France	On Smelter Lookup
Gold	Sabin Metal Corp.	United States	On Smelter Lookup
Gold	Safimet S.p.A	Italy	On Smelter Lookup
Gold	Sai Refinery	India	On Smelter Lookup
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates	On Smelter Lookup
Gold	Samduck Precious Metals	Republic of Korea	On Smelter Lookup
Gold	Samwon Metals Corp.	Republic of Korea	On Smelter Lookup
Gold	Shandong Humon Smelting Co., Ltd.	China	On Smelter Lookup

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Smelter Lookup
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	On Smelter Lookup
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	On Smelter Lookup
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	On Smelter Lookup
Gold	Shirpur Gold Refinery Ltd.	India	On Smelter Lookup
Gold	Singway Technology Co., Ltd.	Taiwan	On Smelter Lookup
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	On Smelter Lookup
Gold	Sovereign Metals	India	On Smelter Lookup
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	On Smelter Lookup
Gold	Sudan Gold Refinery	Sudan	On Smelter Lookup
Gold	Super Dragon Technology Co., Ltd.	Taiwan	On Smelter Lookup
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Smelter Lookup
Gold	Torecom	Republic of Korea	On Smelter Lookup
Gold	Umicore Precious Metals Thailand	Thailand	On Smelter Lookup
Gold	Yunnan Copper Industry Co., Ltd.	China	On Smelter Lookup
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Avon Specialty Metals Ltd.	U.K.	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Materion Newton Inc.	United States	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	Plansee SE Reutte	Austria	Conformant
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tantalum	QSIL Metals Hermsdorf GmbH	Germany	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Recycling Metals Co., Ltd.	China	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Smelter not listed	China	Conformant
Tantalum	Smelter not listed	China	Conformant
Tantalum	Smelter not listed	China	Conformant
Tantalum	Smelter not listed	China	Conformant
Tantalum	Smelter not listed	China	Conformant
Tantalum	Smelter not listed	United Kingdom	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	5D Production OU	Estonia	On Smelter Lookup
Tantalum	Exotech Inc.	United States	On Smelter Lookup
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China	On Smelter Lookup

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tantalum	Smelter not listed	United States	On Smelter Lookup
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	On Smelter Lookup
Tantalum	ULVAC Inc.	Japan	On Smelter Lookup
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	On Smelter Lookup
Tin	Melt Metais e Ligas S.A.	Brazil	Active
Tin	PT Masbro Alam Stania	Indonesia	Active
Tin	Alpha Assembly Solutions Inc	United States	Conformant
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Aurubis Berango	Spain	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Feinhutte Halsbrucke GmbH	Germany	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Smelter not listed	Brazil	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Super Ligas	Brazil	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	TRATHO Metal Quimica	Brazil	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	On Smelter Lookup
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	On Smelter Lookup
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	On Smelter Lookup
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	On Smelter Lookup

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	On Smelter Lookup
Tin	Gejiu Kai Meng Industry and Trade LLC	China	On Smelter Lookup
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	On Smelter Lookup
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	On Smelter Lookup
Tin	Jean Goldschmidt International (JGI Hydrometal)	Belgium	On Smelter Lookup
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	On Smelter Lookup
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	On Smelter Lookup
Tin	Modeltech Sdn Bhd	Malaysia	On Smelter Lookup
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	On Smelter Lookup
Tin	Novosibirsk Tin Combine	Russian Federation	On Smelter Lookup
Tin	Pongpipat Company Limited	Myanmar	On Smelter Lookup
Tin	Precious Minerals and Smelting Limited	India	On Smelter Lookup
Tin	Rian Resources SDN. BHD.	Malaysia	On Smelter Lookup
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	On Smelter Lookup
Tin	Smelter not listed	Belgium	On Smelter Lookup
Tin	Smelter not listed	Germany	On Smelter Lookup
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	On Smelter Lookup
Tin	VQB Mineral and Trading Group JSC	Vietnam	On Smelter Lookup
Tungsten	Philippine Carreytech Metal Corp.	Philippines	Active

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Avon Specialty Metals Ltd.	U.K.	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders LLC	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Vietnam	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Vietnam	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Plansee Composite Materials GmbH	Germany	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	Smelter not listed	Austria	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	ACL Metais Eireli	Brazil	On Smelter Lookup

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Status
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	On Smelter Lookup
Tungsten	Artek LLC	Russian Federation	On Smelter Lookup
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	On Smelter Lookup
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic of Korea	On Smelter Lookup
Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea	On Smelter Lookup
Tungsten	Hunan Jintai New Material Co., Ltd.	China	On Smelter Lookup
Tungsten	Hydrometallurg, JSC	Russian Federation	On Smelter Lookup
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	On Smelter Lookup
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	On Smelter Lookup
Tungsten	LLC Vostok	Russian Federation	On Smelter Lookup
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	On Smelter Lookup
Tungsten	Moliren Ltd.	Russian Federation	On Smelter Lookup
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	On Smelter Lookup
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	On Smelter Lookup
Tungsten	OOO “Technolom” 1	Russian Federation	On Smelter Lookup
Tungsten	OOO “Technolom” 2	Russian Federation	On Smelter Lookup
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	On Smelter Lookup
Tungsten	Smelter not listed	China	On Smelter Lookup
Tungsten	Unecha Refractory metals plant	Russian Federation	On Smelter Lookup
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	On Smelter Lookup

Table B
(as of April 24, 2025)

Reasonable Country of Origin Inquiry
The list of countries of origin for Conflict Minerals processed by the smelters and refiners includes, but is not limited to, the following:

Tin	Tungsten	Tantalum	Gold
Australia	Austria	Austria	Andorra
Belgium	Brazil	Brazil	Australia
Bolivia	China	China	Austria
Brazil	Germany	Estonia	Belgium
China	Japan	Germany	Brazil
Democratic Republic of Congo	Republic of Korea	India	Canada
Germany	Malaysia	Japan	Chile
India	Philippines	Kazakhstan	China
Indonesia	Russian Federation	Mexico	Colombia
Japan	Taiwan	Russian Federation	Czech Republic
Malaysia	United Kingdom	Rwanda	Finland
Myanmar	United States	Thailand	France
Peru	Vietnam	United Kingdom	Germany
Philippines	Austria	United States	Ghana
Poland		Austria	India
Russian Federation			Indonesia
Rwanda			Italy
Spain			Japan
Taiwan			Kazakhstan
Thailand			Republic of Korea
Uganda			Kyrgyzstan
United States			Lithuania
Vietnam			Malaysia
Mexico
Netherlands

Tin	Tungsten	Tantalum	Gold
New Zealand
Norway
Philippines
Poland
Portugal
Russian Federation
Saudi Arabia
Singapore
South Africa
Spain
Sudan
Sweden
Switzerland
Taiwan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United States
Uzbekistan
Zimbabwe

Helpful Resources

Acronyms Used in This Report

3TG	Tin, Tantalum, Tungsten or Gold
CMRT	Conflict Minerals Reporting Template
DRC	Democratic Republic of the Congo
OECD	Organization for Economic Cooperation and Development
OFAC	U.S. Department of the Treasury’s Office of Foreign Assets Control
RCOI	Reasonable Country of Origin Inquiry
RMAP	Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program)
RMI	Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative)
SEC	U.S. Securities and Exchange Commission

Forward-Looking Statements

This Report contains "forward-looking statements" – that is, statements based on our current expectations and projections about future events. These forward-looking statements are subject to various risks, uncertainties, and assumptions. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Where You Can Find Additional Information*

Wabtec Responsible Minerals Policy
https://ir.wabteccorp.com/static-files/eb2e79c0-1128-4ffd-9d1f-3425302bdc54?inline

Wabtec Supplier Code of Conduct
https://ir.wabteccorp.com/static-files/bb0dbc43-6373-4810-8ac1-1f39b8ca8ae3

Wabtec Code of Business Conduct and Ethics
https://ir.wabteccorp.com/static-files/fe76c10c-8311-4f5d-94d6-4ae16fbe98ff

Responsible Minerals Initiative
http://www.responsiblemineralsinitiative.org

OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas
www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

Wabtec’s 2024 Annual Report on Form 10-K
https://ir.wabteccorp.com/static-files/0b8daba0-7c1f-4b56-8114-d23e01b4a0b1

*These web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Report.

Wabtec and the Wabtec logo are trademarks and service marks of Wabtec Corporation. Other marks used throughout are trademarks and service marks of their respective owners.